Exhibit 99.01

News Release

Media Contact:	Investor Contact:
Spring Harris	Mary Lai
NortonLifeLock Inc.	NortonLifeLock Inc.
Press@NortonLifeLock.com	IR@NortonLifeLock.com

NortonLifeLock Completes Merger with Avast

TEMPE, Ariz. & PRAGUE – September 12, 2022 – NortonLifeLock (NASDAQ: NLOK), a global leader in Cyber Safety, today announced it has completed its previously announced acquisition of Avast.

“We believe that everyone deserves the freedom to live their digital lives to the fullest,” said Vincent Pilette, CEO of NortonLifeLock and the Combined Company. “Half a billion users trust us to protect and empower their digital lives, and now that NortonLifeLock and Avast have come together, we plan to redefine and reimagine Cyber Safety for consumers and small businesses around the world.”

On a provisional basis, shareholders holding 36.505% of the Avast shares elected the Majority Stock Option comprising 0.1937 new NortonLifeLock shares and $2.37 in cash per Avast share, with the remaining 63.495% due to receive the Majority Cash Option comprising 0.0302 new NortonLifeLock shares and $7.61 in cash per Avast share. On a provisional basis and prior to the calculation of the amount of GBP consideration due pursuant to the currency conversion facility, the aggregate consideration due pursuant to the Merger comprises 94,201,223 new NortonLifeLock Shares and cash consideration of approximately $5,970,761,620.

With the completion of the transaction, trading in Avast shares was suspended at 7:30 a.m. BST on September 12, 2022, and the Avast shares will be delisted from the London Stock Exchange effective as of September 13, 2022, at 8:00 a.m. BST.

The Combined Company will operate as NortonLifeLock Inc. and discuss its shared financials and metrics during the fiscal year 2023 second quarter earnings release call. As it starts merging its operations, the Combined Company will soon announce a new name that reflects the forward-thinking vision and scale of its comprehensive Cyber Safety platform and trust-based solutions for consumers around the world. It will also begin trading under a new stock ticker under the new company name on NASDAQ. Until that time, the Combined Company will operate as NortonLifeLock Inc. and continue trading on NASDAQ under its current “NLOK” ticker symbol.

Advisors

Evercore is serving as financial advisor to NortonLifeLock and Kirkland & Ellis LLP and Macfarlanes LLP are serving as its legal advisors. UBS and J.P. Morgan Cazenove are serving as financial advisors to Avast and White & Case LLP is serving as its legal advisor.

For more information, please visit investor.nortonlifelock.com/offer-for-avast.

About NortonLifeLock Inc.

NortonLifeLock Inc. (NASDAQ: NLOK) is a global leader in consumer Cyber Safety, protecting and empowering people to live their digital lives safely. We are the consumer's trusted ally in an increasingly complex and connected world. Learn more about how we're transforming Cyber Safety at www.nortonlifelock.com.

About Avast

Avast is a global leader in digital security and privacy products. Avast offers products under the Avast and AVG brands that help protect people from threats on the internet and the evolving IoT threat landscape. Its threat detection network is among the most advanced in the world, using machine learning and artificial intelligence technologies to detect and stop threats in real time. Avast digital security products for Mobile, PC or Mac are top-ranked and certified by VB100, AV-Comparatives, AV-Test, SE Labs and others. Avast is a member of Coalition Against Stalkerware, No More Ransom and Internet Watch Foundation. Visit: www.avast.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as "anticipate", "target", "expect", "estimate", "intend", "plan", "goal", "believe", "aim", "will", "may", "would", "could" or "should" or other words of similar meaning or the negative thereof. Forward-looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, economic performance, financial conditions, dividend policy, losses and future prospects of the combined group of NortonLifeLock and Avast (the “Combined Company”); (ii) business and management strategies and the expansion and growth of the operations of the Combined Company; (iii) the effects of government regulation on the business of the Combined Company; and (iv) the time frame and the expected benefits of the Merger to the Combined Company and its respective customers, stockholders and investors, including expected growth, earnings accretion and cost savings. There are many factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, general business and economic conditions globally, industry trends, competition, changes in government and other regulation, changes in political and economic stability, disruptions in business operations due to reorganization activities, interest rate and currency fluctuations, the inability of the Combined Company to realize successfully any anticipated synergy benefits when the Merger is implemented, the inability of the Combined Company to integrate successfully NortonLifeLock's and Avast's operations when the Merger is implemented, fluctuations and volatility in NortonLifeLock's stock price, the ability of NortonLifeLock to successfully execute strategic plans, the ability of the Combined Company to maintain customer and partner relationships, the timing and market acceptance of new product releases and upgrades, matters arising out of the ongoing SEC investigation and the Combined Company incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the Merger when it is implemented. Additional information concerning these and other risk factors is contained in the Risk Factors sections of NortonLifeLock's most recent reports on Form 10-K and Form 10-Q, the contents of which are not incorporated by reference into, nor do they form part of, this press release.

These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks, as well as uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this press release may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this press release are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this press release. All subsequent oral or written forward-looking statements attributable to NortonLifeLock, Avast or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. NortonLifeLock does not assume any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules.

Restricted Jurisdictions

Copies of this press release and any formal documentation relating to the Merger are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from any jurisdiction where local laws or regulations may result in a significant risk of legal or regulatory exposure if information concerning the Merger were made available in that jurisdiction, or if details regarding any election that may be made in connection with the Merger is or were extended or made available in that jurisdiction, or where to do so would result in a requirement to comply with any governmental or other consent or any registration, filing or other formality which NortonLifeLock or Avast regards as unduly onerous. Any persons receiving this press release, or any such documents (including custodians, nominees and trustees), must not mail or otherwise forward, distribute or send them in or into or from any such restricted jurisdiction.

No Offer or Solicitation

The information contained in this press release is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or the solicitation of an offer to subscribe for an invitation to subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Merger or otherwise, nor shall there be any sale, issuance, subscription or transfer of securities in any jurisdiction in contravention of applicable law or regulation. In particular, this press release is not an offer of securities for sale in the United States. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued as part of the Merger are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act. The Merger will be made solely by means of the scheme document published by Avast, or (if applicable) pursuant to an offer document to be published by NortonLifeLock, which (as applicable) would contain the full terms and conditions of the Merger. Any decision in respect of, or other response to, the Merger, should be made only on the basis of the information contained in such document(s). If NortonLifeLock ultimately seeks to implement the Merger by way of a takeover offer, that offer will be made in compliance with applicable US laws and regulations.

No profit forecasts or estimates

No statement in this press release is intended as, or is to be construed as, a profit forecast or estimate for any period and no statement in this press release should be interpreted to mean that earnings or earnings per ordinary share, for NortonLifeLock or Avast, respectively for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per ordinary share for NortonLifeLock or Avast, respectively.

Publication on website

A copy of this press release will be made available (subject to certain restrictions relating to persons resident in Restricted Jurisdictions) on NortonLifeLock's website (at https://investor.nortonlifelock.com/) by no later than 12 noon London time on the business day following the date of this press release. Neither the contents of this website nor the content of any other website accessible from hyperlinks on such website is incorporated into, or forms part of, this press release.